Exhibit 99.2

Preliminary 2006 Third Quarter Results

Forward Looking Statements 1 In this chart presentation and in related comments by General Motors' management, we will use words like "expect," "anticipate," "estimate," "forecast," "initiative," "objective," "plan," "goal," "project," "outlook," "priorities," "target," "intend," "evaluate," "pursue," "seek," "may," "would," "could," "should," "believe," "potential," "continue," "designed," or "impact" to identify forward-looking statements that represent our current judgments about possible future events. We believe these judgments are reasonable, but GM's actual results may differ materially due to a variety of important factors. Among other items, such factors include: our ability to achieve reductions in costs as a result of the turnaround restructuring, health care cost reductions and accelerated attrition programs, to realize production efficiencies and to implement capital expenditures at levels and times planned by management; the pace of product introductions and market acceptance of our new products; changes in the competitive environment and the effect of competition in our markets, including on our pricing policies; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt; restrictions on GMAC's and ResCap's ability to pay dividends and prepay subordinated debt obligations to us; the final results of investigations and inquiries by the SEC and other government agencies; changes in relations with unions and employees/retirees and the legal interpretations of the agreements with those unions with regard to employees/retirees; our ability to complete the timely sale of a 51-percent controlling interest in GMAC and the effect of that sale on the results of GM's and GMAC's operations and liquidity and their respective credit ratings; labor strikes or work stoppages at GM or its key suppliers such as Delphi Corporation or financial difficulties at those key suppliers; negotiations and bankruptcy court actions with respect to our relationship with Delphi, particularly GM's ability to obtain a consensual resolution of its issues with Delphi on acceptable terms; and potential increases in our product warranty costs and costs associated with product recalls or product liability. Other factors are the effects of transactions or alliances entered into by one or more of our competitors; additional credit rating downgrades and their effects; costs and risks associated with litigation; new or amended laws, regulations, policies or other activities of governments, agencies and similar organizations; price increases or shortages of fuel; changes in economic conditions, commodity prices, currency exchange rates or political stability in the markets in which we operate; and other factors affecting financing and insurance operating segments' results of operations and financial condition such as credit ratings, adequate access to the market, changes in the residual value of off-lease vehicles, changes in U.S. government-sponsored mortgage programs or disruptions in the markets in which its mortgage subsidiaries operate, and changes in its contractual servicing rights. In addition to these factors, a variety of other factors may materially affect GMAC's actual results, including: changes in the competitive environment and the effect of competition in GMAC's markets, including GMAC's pricing policies; GMAC's ability to maintain adequate financing sources and an appropriate level of debt; the profitability and financial condition of GM, including changes in production or sales of GM vehicles and risks based on GM's contingent benefit guarantees; changes in GMAC's accounting assumptions that may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; and the threat of natural calamities. The most recent annual reports on Form 10-K and quarterly reports on Form 10-Q filed by GM and GMAC provide information about these factors, which may be revised or supplemented in future reports to the SEC on those forms or on Form 8-K. We caution investors not to place undue reliance on forward-looking statements, and do not undertake any obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other such factors that affect the subject of these statements, except where expressly required by law.

2006 Third Quarter Highlights Record Q3 revenue of $48.8B GAAP EPS ($0.20), ($115) million Net Loss represents a $1,549 million improvement vs. Q3 '05 reported results Adjusted EPS $0.93, $529 million Adjusted Net Income represents $1,643 million improvement vs. Q3 '05 Adjusted results GMNA improved by over $1.3B vs. Q3 '05 on continued execution of cost actions Significant improvements continue in GME and GMLAAM Continued growth in GMAP and solid financial results despite absence of equity income from Suzuki Lower results at GMAC largely due to lower income in ResCap, change in ownership interest at Capmark and lower commercial finance earnings Favorable impact of settling certain tax matters Cash balance of $20.4B at quarter-end, including readily available VEBA of $2.5B 2

Third Quarter Adjusted Results - Net Income 3 Refer to Supplemental Chart 1 for reconciliation to GAAP figures Refer to Supplemental Chart 1 for reconciliation to GAAP figures

Corporate Other Results 4 Favorable results in Corporate Other largely driven by reduced legacy costs and significant tax benefits realized in the quarter Legacy costs reduced about $120 million after-tax Numerous discrete tax items totaling about $340 million after-tax Tax items included in adjusted income include: Favorable settlement of various foreign tax matters Adjustments to certain tax reserves based on re-evaluation of tax risk in the US and Australia Adjustment related to GM filing its US tax return in July Additional adjustment in GMLAAM of approximately $30 million after-tax, related to a tax recovery Two additional tax-related issues specific to GMAP called out as special items ($148 million after-tax)

Third Quarter Adjustments to Income 5 Exclusion of special items useful for: - Management to measure operations - Comparisons between reporting periods - Investors to measure and assess company performance - Investors to measure and assess company performance - Investors to measure and assess company performance - Investors to measure and assess company performance - Investors to measure and assess company performance

GMAC Impairment / Loss on Sale 6 $373 million after-tax charge largely comprised of GMAC goodwill impairment related to commercial finance business Q4 2005 charge to partially impair goodwill related to this business; GMAC has determined all remaining goodwill should also be impaired Results in Q3 charge of $695 million after-tax at GMAC GM already impaired 51% of this remaining goodwill in Q2 as part of accrual for original GM loss on sale of GMAC Announcement of sale of 51% controlling interest in GMAC at tangible book value required GM to writedown 51% of all goodwill held in GMAC GM is now recognizing impairment of the remaining 49% of goodwill related to the commercial finance business Refer to Supplemental Chart 2 for reconciliation to GAAP figures

Delphi Charge 7 In Q4 2005, GM estimated its contingent liability related to the Delphi bankruptcy ranged from $5.5B - $12B (pre-tax), with amounts near the lower end of the range considered more likely Charge of $5.5B (pre-tax) taken at that time Based on current status of discussions, incremental charge of $0.5B pre-tax being taken in Q3 Range of liability is revised to $6B - $7.5B pre-tax based on current negotiations and range GM believes is now reasonable Continue to consider amounts near lower end of the range as more likely In addition to the above charges, final agreement may include other initial and/or ongoing payments GM could make 2007 additional workforce payments not expected to exceed approximately $400 million pre-tax Any ongoing items would be of limited duration and estimated to average less than $100 million pre-tax annually Far exceeded by anticipated reductions in Delphi material cost premiums No assurance negotiations will succeed or result in anticipated outcome

North America Third Quarter Adjusted Results 8 8

GMNA Vehicle Revenue Per Unit Calendar Year Third Quarter Net Revenue Gross Revenue Less Sales Incentives Memo: Vehicle Revenue per Unit excludes such items as impact of daily rental acctg., Service Parts, other outside sales and OnStar GAAP Rev/Unit 20,899 20,321 20,777 20,875 20,449 21,131 20,557 21,109 20,861 20,554 22,490 9 Refer to Supplemental Chart 3 & 4 for reconciliation to GAAP figures Memo: Q206 $19,852

North America Adjusted Net Income Q3 and YTD 2005 vs. Q3 and YTD 2006 Q3 YTD Q3 2005 Net Income ($1.7)B ($4.3)B Volume / Mix (0.4) 0.2 Other Contribution Margin (0.1) 0.3 Pension / OPEB 1.0 1.3 Capacity / Attrition / Other 0.8 1.6 Q3 2006 Net Income ($0.4)B ($0.9)B 10

GMNA Contribution Margin Q3 2005 To Q3 2006 11 Launch vehicles delivering net favorable contribution margins Favorable pricing due to market reception of new products offsetting increases in contribution costs related to: Additional content to maintain/improve competitive position Increasing costs of raw materials Increased freight costs related to increased fuel prices Carryover vehicles face contribution margin challenges Continued performance in material cost more than offset by raw material cost increases and other contribution costs Launch vehicles represent approximately 30% of retail volume in 2006, expected to represent approximately 40% in 2007

Structural Cost Reduction in North America* 2006 CY 12 * Includes North American costs accounted for in Corp Sector 2006 CY pre-tax Savings of $6B ($ Billion) 1H06 about $1.5B 2H06 about $4.5B 2H06 about $4.5B Average Annual Run-rate of $9B by end of 2006 Q1 Q2 Q3 Q4

Europe Third Quarter Adjusted Results 13 13

Latin America, Africa & Middle East Third Quarter Adjusted Results 14 14

Asia Pacific Third Quarter Adjusted Results 15 Q3 2006 Results reflect full consolidation of GM-DAT revenue and income. Q3 2006 Results reflect full consolidation of GM-DAT revenue and income.

GMAC Third Quarter Adjusted Results 16 16

GMAC Third Quarter Operating Review Auto Finance net income essentially flat year-over-year Operating performance trending well despite some weakness in credit, offset by over $130 million after-tax expense related to debt tender offer ResCap year-over-year net income decline of over $200 million Margin pressure due to flat/inverted yield curve and competitive industry pricing Decrease in 10-year swap rate adversely impacted MSR valuation Increase in delinquencies Insurance generated record quarterly net income, up $102 million Favorable loss performance and higher capital gains Other earnings down year-over-year about $200 million Primarily due to Q1 2006 change in ownership of Capmark, which today reflects GMAC's equity share of about 22% vs. wholly-owned a year ago Earnings also negatively impacted by higher credit provisions, mostly related to the workout portfolio, at Commercial Finance Commercial Finance goodwill impairment of $695 million (after-tax) Rationalization of product lines; more moderate future growth rates; and decline in factored sales volume 17

GMAC Global Liquidity GMAC continues to have access to large liquidity cushion Cash balance of $14.1 billion* at September 30, 2006 Prudently reducing high excess levels of cash to more moderate levels as access to funding improves and borrowing spreads continue to narrow Completed successful debt tender offer Retired over $1 billion of zero coupon bonds Positive economic benefits, despite upfront accounting loss Over $100 billion of unutilized bank lines, conduit capacity and whole loan facilities Closed $10 billion Citibank facility in August 2006 $13 billion of U.S. retail automotive whole loan sales completed YTD 2006 Prudent funding position will be maintained 18 * Includes $5.0B in cash invested in a portfolio of highly liquid marketable securities

GMAC Outlook Overall 2006 outlook is mixed with expected strong results for automotive finance and insurance ResCap results continue to be impacted by softness in the mortgage market which has resulted in both margin and credit pressures Making good operational progress to prepare for stand-alone GMAC Following the closing of the transaction, GMAC anticipates improved access to lower-cost capital to support profitable growth initiatives Expand auto financing activities to non-GM business Increase used vehicle financing volume Further expand Insurance international operations Continued growth in mortgage market share despite a difficult market Leverage cross-selling opportunities Pursue fee-based business opportunities 19

GMAC Transaction Closing Status A number of key milestones required by Closing have already been achieved: Antitrust approval from U.S. FTC and European Union PBGC agreement acceptable to Consortium Significant progress in obtaining numerous regulatory approvals, third party consents, and converting GMAC entities to LLC form GMAC inter-company exposure to GM already reduced by several billion dollars GMAC closed $10B facility with Citigroup Six-month moratorium by the FDIC on final decisions on notices under the Change in Bank Control Act with regard to Industrial Loan Companies GM, GMAC and the Consortium have been working with the FDIC to develop a means to enable the transaction to stay on target for a closing in Q4 2006 20

GM Liquidity Position Gross liquidity position remains strong at $20.4 B1 Additional $14.4B VEBA assets available to fund healthcare costs GM remains committed to preserving strong liquidity position In Q3 completed amendment and restatement of GM's revolving credit facility, which provides $4.6B of available liquidity Intend to access this drawable facility as required to fund seasonal working capital and other needs GMAC transaction will provide GM with up-front proceeds of about $10B and significant ongoing cash flow from retained assets and GMAC distributions GM to reinvest $1.4B in preferred interest in GMAC Near-term financial obligations are limited $1.2B2 of U.S. term debt maturing through 2007 U.S. Salaried and Hourly pension plans were $14.0B over-funded as of the most recent remeasurements 1 Includes $2.5B in readily-available VEBA assets (i.e., short-term VEBA) 2 Assumes $1.2B Series A convertible bonds will be put to GM at earliest possible put exercise date in March 2007 21

Q4'00 Q4'01 Q1'02 Q2'02 Q3'02 Q4'02 Q1'03 Q2'03 Q3'03 Q4'03 Q1'04 Q2'04 Q3'04 Q4'04 Q1'05 Q2 '05 Q3 '05 Q4 '05 Q1 '06 Q2 '06 Q3 '06 Net Liquidity 5.2 4.8 4.8 3.5 -0.7 0.8 1.8 2.5 1.1 4.2 6.5 -2.4 -5.5 -8.9 -7.4 -8.2 -9.2 -12.5 -12.375 -13.2 -12.1 -10.6 -9.6 -12.4 Gross Cash 13.2 13 13.3 11.8 11.5 17.3 17.6 18.2 17.3 20.6 23.7 29.3 26.9 23.5 25 24.5 23.3 19.8 20.231 19.2 20.4 21.6 22.9 20.4 17.3 17.3 18.7 20.1 21.5 23 24.2 $ Billions Gross / Net Liquidity 2 1,2 1 Cash, Mkt. Securities & ST VEBA 2 Excluding Financing Operations 22

Automotive Cash Flow Summary Refer to Supplemental Chart 5 for reconciliation to GAAP Operating Cash Flow 23

Pension & OPEB Accounting Changes SFAS 158 24 In September 2006, the FASB issued Statement No. 158 which covers changes in pension and OPEB accounting SFAS 158 requires an employer to include additional net assets and/or liabilities on the balance sheet to reflect the funded status of its pension and OPEB plans Unrecognized prior service cost/credit and actuarial gains/losses currently reflected in financial statement footnotes will now be recognized in shareholders' equity GM expects the additional liability it will include on its balance sheet at YE 2006 will cause total shareholders' equity to be negative Actual impact will not be known until year-end plan valuations, but is estimated at a reduction of shareholders' equity by $18B - $25B, after-tax

Pension & OPEB Accounting Changes SFAS 158 25 Adoption of SFAS 158 expected to result in additional deferred tax assets of approximately $4-5B and reduction of deferred tax liabilities of approximately $6-9B Estimated impact to shareholders equity is before assessing GM's ability to realize this deferred tax asset, as well as others recorded previously Practical impacts of adopting SFAS 158 are limited No impact on pension expense, cash flows, or benefit plans Does not result in an event of default under any debt covenant No direct impact on GM's ability to pay dividends under Delaware law Dividends must be paid out of surplus - the fair market value of the company's assets, reduced by fair market value of liabilities and capital (measured by par value of outstanding stock) Accounting change will impact book value but not the fair market value of GM's assets and liabilities

Renault-Nissan Alliance Conclusion 26 Teams in agreement over potential synergies in seven of eight areas Estimates differed on Purchasing -- but consensus that synergies accrued predominantly to Renault-Nissan Would result in improved competitive position for Nissan Renault-Nissan unwilling to make compensating payment to GM Proposal included Renault-Nissan acquiring a substantial block of GM common stock at market price Requested preferential rights which would have restricted GM's strategic options Unwilling to pay any premium to market (as normally seen in the purchase of strategic stakes) Board vote was unanimous that alliance as proposed was not in the best interest of GM shareholders GM advised Renault-Nissan it remains open to exploring and implementing individual synergy projects that are mutually beneficial

Summary Automotive operations improved by over $1.5B on an adjusted basis, on strength of cost actions in GMNA and continued momentum in other regions On track to achieve $9B structural cost target on a running rate basis by the end of 2006 - and continuing to work on goal to reduce to 25% of revenues by 2010 Best U.S. retail share of CY in Q3 - must leverage key fullsize pickup and crossover launches Key priority is to finalize negotiations with Delphi Continue to be on track to close the GMAC transaction in Q4 Automotive liquidity remains strong at $20.4B, but continued focus on improving operating cash flow 27

Supplemental Charts The following supplemental charts are provided to reconcile adjusted financial data comprehended in the primary chart set with GAAP-based data (per GM's financial statements) and/or provide clarification with regard to definition of non-GAAP terminology

Reconciliation to Adjusted Net Income / EPS Q3 - 2005 & 2006 S1 S1

Reconciliation of GMAC Loss on Sale / Goodwill Impairment Q3 2006 (a) - For GAAP reporting purposes, impairment on operating lease assets included as part of overall Loss on sale of controlling interest in GMAC. Pursuant to Statement of Financial Accounting Standards No. 144 , the company is required to cease depreciation on assets held for sale. Accordingly pre tax income in the third quarter was $1,007 million higher (as reported in Selling, General and Administration expenses), however the benefits of that ceased depreciation are not recoverable at closing. Since the operating lease asset impairment portion of the reported loss on sale offsets the favorable benefits of ceased depreciation, the amount has been excluded from the managerial analysis. (b) - Represents net of tax goodwill impairment charge recorded by GMAC in Q3 of 2006. Since the reduction in GMAC's goodwill had an impact on the overall GMAC loss on sale calculations, these amounts were considered together in the managerial analysis. S2 ($ Million) GAAP - Reported loss on controlling interest in GMAC - held for sale (pre-tax) 615 Less: Operating lease asset impairment (1,007) (a) Subtotal - Pre Tax loss / (benefit) (392) Tax expense / (benefit) for above @ 35% 137 GMAC Goodwill Impairment (net of taxes) 695 (b) Tax expense / (benefit) - Basis differences (67) Managerial Special Item - GMAC loss on sale / GMAC Goodwill impairment (As shown on chart 6) 373

Reconciliation of GMNA Revenue Per Unit
Calendar Year

		CY'01		CY'02		CY'03	
		Revenue $ (Millions)	Revenue Per Unit	Revenue $ (Millions)	Revenue Per Unit	Revenue $ (Millions)	Revenue Per Unit
GAAP		108,174	20,899	115,809	20,321	116,310	20,777
add:	Allied Sales	3,854	**a**	4,221	**a**	4,275	**a**
less:	Non Vehicle Sales	(11,213)	**b**	(11,143)	**b**	(11,394)	**b**
less:	Other Income Items	(2,857)	**c**	(2,805)	**c**	(3,598)	**c**
add:	Other Misc	(156)		1,514		1,667	
Managerial (shown on Chart 9)		97,802	18,895	107,596	18,880	107,260	19,160

		CY'04		CY'05	
		Revenue $ (Millions)	Revenue Per Unit	Revenue $ (Millions)	Revenue Per Unit
GAAP		114,355	20,875	104,289	20,449
add:	Allied Sales	5,558	**a**	7,136	**a**
less:	Non Vehicle Sales	(11,137)	**b**	(10,482)	**b**
less:	Other Income Items	(4,075)	**c**	(3,563)	**c**
add:	Other Misc	1,675		1,713	
Managerial (shown on Chart 9)		106,376	19,419	99,093	19,430

a) For GAAP reporting purposes, sales to other GM regions are eliminated whereas they are retained for managerial vehicle analysis
b) Includes SPO parts, Powertrain engines, MSP, and Onstar service outside sales - excluded from managerial vehicle analysis
c) Includes Interest Income, Daily Rental Income, and GM CreditCard Income - excluded from managerial vehicle analysis

S3

Reconciliation of GMNA Revenue Per Unit
Third Quarter

		Q3'01		Q3'02		Q3'03	
		Revenue $ (Millions)	Revenue Per Unit	Revenue $ (Millions)	Revenue Per Unit	Revenue $ (Millions)	Revenue Per Unit
GAAP		26,583	21,131	26,703	20,557	26,809	21,109
add:	Allied Sales	910	a	984	a	1,075	a
less:	Non Vehicle Sales	(2,850)	b	(2,879)	b	(2,914)	b
less:	Other Income Items	(824)	c	(593)	c	(771)	c
add:	Other Misc	48		429		157	
Managerial (shown on Chart 9)		23,867	18,972	24,644	18,972	24,356	19,178

		Q3'04		Q3'05		Q3'06	
		Revenue $ (Millions)	Revenue Per Unit	Revenue $ (Millions)	Revenue Per Unit	Revenue $ (Millions)	Revenue Per Unit
GAAP		26,306	20,861	24,685	20,554	24,897	22,490
add:	Allied Sales	1,419	a	1,866	a	2,086	a
less:	Non Vehicle Sales	(2,752)	b	(2,687)	b	(3,648)	b
less:	Other Income Items	(1,132)	c	(909)	c	(935)	c
add:	Other Misc	(137)		629		(20)	
Managerial (shown on Chart 9)		23,704	18,798	23,584	19,637	22,379	20,216

a). For GAAP reporting purposes, sales to other GM regions are eliminated whereas they are retained for managerial vehicle analysis
b). Includes SPO parts, Powertrain engines, MSP, and Onstar service outside sales - excluded from managerial vehicle analysis
c). Includes Interest Income, Daily Rental Income, and GM CreditCard Income - excluded from managerial vehicle analysis

S4

Reconciliation of Automotive Cash Flow Q3 - 2005 & 2006, CYTD - 2005 & 2006 S5

Automotive Cash Flow Explanation of Accrued Expenses & Other S6 In response to questions received on the General Motors earnings conference call on October 25, 2006, General Motors wants to provide further clarity regarding the Accrued Expenses and Other line item on the Automotive Cash Flow Summary (chart 23). Accrued Expenses and Other was a $2.9 billion use of cash in the third quarter of 2006. The majority of the $2.9 billion use of cash was related to reduced sales allowance accruals, largely due to reductions in dealer stock during the quarter (166,000 reduction in the U.S.) and third quarter payments related to certain U.S. incentive programs announced and accrued for late in the second quarter, including the July 4th 72-hour sale. In addition, there was an unfavorable impact related to the non-cash nature of income tax benefits reflected in the quarter, and the impact of the ongoing reduction in daily rental volumes and the related reduction in customer deposits.